Exhibit 3.1

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

SUPERCLICK, INC.

ARTICLE 1

NAME

The name of this corporation is Superclick, Inc.

ARTICLE 2

DURATION

This corporation has perpetual existence.

ARTICLE 3

PURPOSE

This corporation is organized for the purposes of transacting any and all lawful business for which a corporation may be incorporated under Title 23B of the Revised Code of Washington, as amended (the “Washington Business Corporation Act”).

ARTICLE 4

REGISTERED OFFICE AND AGENT

The address of the registered office of the corporation is 925 Fourth Avenue, Suite 2900, Seattle, Washington 98104-1158, and the name of the registered agent at such address is PTSGE Corp.

ARTICLE 5

CAPITAL STOCK

The authorized capital stock of this corporation shall consist of One Thousand (1,000) shares of Common Stock, having a par value of $0.001.

ARTICLE 6

PREEMPTIVE RIGHTS

Shareholders of this corporation have no preemptive rights to acquire additional shares of stock or securities convertible into shares of stock issued by the corporation.

ARTICLE 7

DIRECTORS

The number of directors of this corporation shall be fixed by the Bylaws and may be increased or decreased from time to time in the manner specified therein.

ARTICLE 8

CUMULATIVE VOTING

Shareholders of this corporation shall not have the right to cumulate votes in the election of directors.

ARTICLE 9

LIMITATION OF DIRECTOR LIABILITY

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for:

(a)	Acts or omissions involving intentional misconduct by the director or a knowing violation of law by the director;

(b)	Conduct violating RCW 23B.08.310 (which involves certain distributions by the corporation);

(c)	Any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

ARTICLE 10

INDEMNIFICATION OF DIRECTORS

10.1 The corporation shall indemnify its directors to the full extent permitted by the Washington Business Corporation Act now or hereafter in force. However, such indemnity shall not apply on account of:

(a)	Acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;

(b)	Conduct of the director finally adjudged to be in violation of RCW 23B.08.310; or

(c)	Any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

The corporation shall advance expenses for such persons pursuant to the terms set forth in the Bylaws, or in a separate directors’ resolution or contract.

10.2 The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such Bylaws, resolutions, contracts or further arrangements shall include but not be limited to implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

10.3 No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(signature page follows)

SIGNATURE PAGE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

SUPERCLICK, INC.

The undersigned, as an officer of Superclick, Inc., has executed these Amended and Restated Articles of Incorporation on January 18, 2012.

SUPERCLICK, INC.

By: /s/ Rick L. Moore
Name: Rick L. Moore
Its: President and Sole Director

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